UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2026

Niki BioSolutions, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38764	42-3265309
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Village Boulevard, Suite 200, Princeton, NJ 08540
(Address of Principal Executive Offices, including zip code)

Registrant’s Telephone Number, Including Area Code: 609-951-2222

Aptorum Group Limited

17 Hanover Square

London W1S 1BN, United Kingdom

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	NIKI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 9, 2026, the Board of Directors (the “Board”) of Niki BioSolutions, Inc., a Delaware corporation (the “Company”), appointed Thomas Freeburg as the Chief Financial Officer, to serve at the discretion of the Board, for a period of two years, commencing as of September 1, 2026, unless terminated sooner by either party.

Prior to his appointment, Mr. Freeburg, age 59, was the Managing Member of Cambridge Accounting Group, LLC from 2014 to September 2017 and April 2023 to August 2026. Mr. Freeburg was previously employed by Interpace Biosciences, Inc. (NASDAQ: IDXG) and served as the company’s Chief Accounting Officer from October 2017 through January 2021, and as Chief Financial Officer, Secretary and Treasurer from February 2021 through March 2023. From 2009 to 2014, Mr. Freeburg served as the Director of SEC Reporting and Accounting Policies for Coach, Inc., which was the predecessor company to Tapestry, Inc. (NYSE: TPR). From 2006 to 2008, Mr. Freeburg served as the Director of External Reporting of Scholastic Corporation (NASDAQ: SCHL). Mr. Freeburg is a Certified Public Accountant and earned his Bachelor of Science degree in Public Accounting from Long Island University.

Pursuant to the terms of the Employment Agreement between the Company and Mr. Freeburg, Mr. Freeburg will receive a base salary of $250,000, which shall be paid monthly although $25,000 shall be deferred until such time as the Company receives certain funding, as set forth in the Employment Agreement; his base salary shall increase to $275,000, upon the Company’s receipt of additional funding. Mr. Freeburg is also entitled to an annual bonus in an amount up to 50% of his base salary. Mr. Freeburg shall also receive 50,000 stock options, with an exercise price equal to $8.83 per share, with an agreed upon vesting schedule. Either party can terminate the agreement upon 45 days’ notice prior to the end of the then current term, and the Company may remove Mr. Freeburg at any time for cause and to the extent permitted by applicable law; the Employment Agreement specifies the benefits and compensation for which Mr. Freeburg is entitled based upon the reason for such termination. Mr. Freeburg is also entitled to specified benefits and severance payments.

There are no family relationships between Mr. Freeburg and any director or executive officer of the Company, and there are no arrangements or understandings between Mr. Freeburg and any other person pursuant to which he was selected as an officer of the Company. Mr. Freeburg has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to said agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Employment Agreement with Thomas Freeburg
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2026

NIKI BIOSOLUTIONS, INC.

By:	/s/ Ian Huen
Ian Huen
Chief Executive Officer

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